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                                                      COMPOSITE CONFORMED COPY

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                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                            TRAINING HOLDINGS L.L.C.

                                       AND

                                PC ETCETERA, INC.

                          DATED AS OF JANUARY 31, 1996

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                            STOCK PURCHASE AGREEMENT

          STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of January 31, 1996, by and between TRAINING HOLDINGS L.L.C., a Delaware limited liability company ("Purchaser"), and PC ETCETERA, INC., a Delaware corporation ("Seller").

          WHEREAS, Seller owns 10 common shares, without par value (the "Shares"), of PC Etcetera Inc., a corporation formed under the laws of the Province of Quebec (the "Company"), which Shares constitute all of the issued and outstanding capital stock of the Company;

          WHEREAS, the Company is in the business of developing and offering instructor-led and computer-based personal computer training programs, primarily to large businesses and public sector organizations located in Canada (such business as it relates to the Company, the "Training Business");

          WHEREAS, Seller desires to sell, transfer and convey to Purchaser, and Purchaser desires to purchase and acquire from Seller, all of Seller's right, title and interest in and to the Shares, all in accordance with the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                              DEFINITIONS; HEADINGS

          1.01 DEFINED TERMS. As used in this Agreement, terms defined in the preamble and recitals of this Agreement have the meanings set forth therein, and the following terms have the meanings set forth below:

          (1) "Accounts Receivable" means all billed and unbilled costs and accounts, fees, commissions, and all other receivables payable to the Company in respect of goods sold or services rendered by the Company prior to the Closing.

          (2)  "CBT" means computer-based training.

          (3) "Canadian Tax Clearance Certificates" means a certificate issued by Revenue Canada in respect of the transactions contemplated by this Agreement under Section

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116 of the Income Tax Act (Canada) together with the comparable certificate under the Taxation Act (Quebec), if applicable.

          (4) "Closing" means the consummation of the purchase and sale of the Shares as contemplated by this Agreement.

          (5)  "Code" means the Internal Revenue Code of 1986, as amended.

          (6)  "Dollars" or "$" means currency of the United States of America.

          (7) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          (8) "Environmental Laws" means all United States or Canadian federal, provincial, state, municipal and local rules and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

          (9) "Financial Statements" means the unaudited financial statements of the Company for each of the years ended December 31, 1995, December 31, 1994 and December 31, 1993.

          (10) "GAAP" means United States generally accepted accounting principles consistently applied.

          (11) "Governmental Authority" means any United States or Canadian federal, provincial, state, municipal or local court, arbitration tribunal or governmental department, board, commission, bureau, agency, authority, utility or instrumentality.

          (12) "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls (PCBs); and (b) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any Environmental Law; and (c) any other chemical, material, substance or waste, exposure to which is prohibited, limited or regulated by any Governmental Authority in a jurisdiction in which the Company operates.

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          (13) "Indemnified Purchaser Group" means Purchaser, any subsidiary or affiliate thereof, and each of their respective successors, officers, directors and controlling persons.

          (14) "Indemnified Seller Group" means Seller, any subsidiary or affiliate thereof, and each of their respective successors, officers, directors and controlling persons.

          (15) "Intellectual Property" means intangible assets, properties and rights including, but not limited to, all trademarks, trademark registrations and trademark applications, trade names, assumed names, service marks, service names, copyrights, copyright registrations, patents and patent applications, patent, trademark and copyright licenses, and proprietary information, and rights thereto, including all rights to sue for past infringements.

          (16) "Laws" means all (i) United States or Canadian federal, provincial, state, municipal or local or foreign laws, rules and regulations,
(ii) orders, (iii) permits, and (iv) agreements with United States or Canadian federal, provincial, state, municipal, local or foreign regulatory authorities to which the Company or Seller, as the case may be, is a party.

          (17) "Liens" means all liens, liabilities, claims, security interests, mortgages, pledges, agreements, obligations, restrictions, or other encumbrances of any nature whatsoever, whether absolute, legal, equitable, accrued, contingent or otherwise, including, without limitation, any rights of first refusal.

          (18) "Major Customers" means the ten largest customers of the Company for 1995, specifically, as set forth on SCHEDULE 3.01(y) hereof.

          (19) "Permits" means all permits, licenses, franchises, orders, certificates and approvals.

          (20) "Prepaid Assets" means prepaid Taxes, prepaid rent and security deposits, prepaid insurance, rebates, manufacturers' bonuses and non-tax refunds, and Tax loss carry backs.

          (21) "Purchase Price" means the amount specified in Section 2.02(a) hereof.

          (22) "Release" means any release, spill, emission, leak, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

          (23) "Royalty Agreement" means an agreement, containing the material economic terms described in SCHEDULE 3.01(w), which shall have a term of not less than three
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(3) years and shall contain no minimum purchase obligation, providing for the grant of a license by Seller to the Company of the Intellectual Property listed as Items 2 through 5 on such SCHEDULE 3.01(w) for a period of not less than three (3) years following the Closing, and Item 1 on such SCHEDULE 3.01(w) for a transition period following the Closing, to be negotiated and entered into by Seller and the Company as promptly as practicable after the Closing, it being understood that the license of the Intellectual Property listed as Item 2 on such SCHEDULE 3.01(w) will cover all areas outside of the United States.

          (24) "Taxes" means any taxes or other governmental charges or assessments of whatever kind or nature imposed by any Governmental Authority, including without limitation, any income, franchise or any other similar taxes based on or measured by income or otherwise, any sales or use taxes, goods and services tax, value added taxes, property, employment and employer withholdings, unemployment insurance premiums, workmen's compensation levies, social security, occupational, customs, excise or other taxes, together with any interest or penalties relating thereto.

          (25) "Tax Returns" means all returns or reports required to be filed relating to Taxes.

          1.02 OTHER DEFINITIONAL PROVISIONS. Wherever the context so requires, words used herein in the masculine gender shall be deemed to include the feminine and neuter. A definition of any term shall be equally applicable to both the singular and plural forms of the term defined.

          1.03 TITLES; HEADINGS. All titles and headings appearing in this Agreement are for identification only and are not to be used for interpretive purposes.

                                      ARTICLE 2

                           PURCHASE AND SALE OF SHARES

          2.01 PURCHASE AND SALE OF SHARES. Subject to the terms and conditions herein stated, Seller agrees to sell, assign, transfer and deliver to Purchaser, and Purchaser agrees to purchase and acquire from Seller, all of Seller's right, title and interest in and to the Shares.

          2.02    PURCHASE PRICE; ROYALTY PAYMENTS TO SELLER.

          (a) In full consideration for the purchase by Purchaser of the Shares, Purchaser agrees to pay to Seller Five Hundred Fifty Thousand Two Hundred Eighty-Eight Dollars ($550,288), representing a total purchase price of Six Hundred Five Thousand Dollars ($605,000), reduced by a loan repayment of Fifty-Four Thousand Seven Hundred Twelve Dollars ($54,712) paid by the Company to Seller on January 10, 1996.

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          (b)  Simultaneously with the execution and delivery of this
Agreement, Purchaser will pay to Seller Two Hundred Thousand Dollars ($200,000), representing a non-refundable royalty payment being made to Seller in consideration of the license by Seller to the Company of certain computer software (courseware masters identified on SCHEDULE 3.01(w) hereto), it being understood that such payment is in addition to royalties payable pursuant to the Royalty Agreement.

          2.03 CLOSING. The Closing shall take place at the offices of Purchaser's counsel, Reid & Priest LLP, 40 West 57th Street, New York, New York 10019, simultaneously with the execution hereof.

          2.04 EFFECTIVE DATE OF SALE. The Parties agree that, for financial and tax reporting purposes, the Closing shall be deemed to have occurred on January 1, 1996.

                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

          3.01 REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Purchaser, as of the date of this Agreement, as follows:

          (a) OWNERSHIP OF SHARES. Seller is the lawful and beneficial owner of the Shares, which constitute all of the issued and outstanding shares of capital stock of the Company of any class, free and clear of all liens, encumbrances, restrictions and claims of every kind; Seller has full legal right, power and authority to enter into this Agreement and to sell, assign, transfer and convey the Shares pursuant to this Agreement; the delivery to Purchaser of the Shares pursuant to the provisions of this Agreement will transfer to Purchaser valid title thereto, free and clear of all liens, encumbrances, restrictions and claims of every kind.

          (b) ORGANIZATION; GOOD STANDING OF SELLER. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority and legal right to own, operate and lease its properties and assets and to carry on its business as now being conducted and to enter into this Agreement and perform its obligations hereunder.

          (c) AUTHORITY. Seller has full corporate power, authority and legal right to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereunder, and has taken all necessary corporate action to authorize the sale hereunder on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of this Agreement. No action by Seller's stockholders is required in connection with the execution, delivery and performance by Seller of this Agreement.

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          (d)  DUE EXECUTION AND ENFORCEABILITY.  This Agreement is a valid and binding obligation of Seller enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application referring to or affecting enforcement of creditors' rights and general principles of equity.

          (e) NO RESTRICTIONS AGAINST PERFORMANCE. Neither the execution, delivery, authorization or performance of this Agreement, nor the consummation of the transactions contemplated hereby will, with or without the giving of notice or the passage of time, or both, violate any provisions of, conflict with, result in a breach of, constitute a default under, or result in the creation or imposition of any Lien or condition under (i) Seller's Articles of Incorporation or By-Laws or equivalent organizational documents of the Company; (ii) any United States or Canadian federal, provincial, state, municipal or local law, statute, ordinance, regulation or rule, which is applicable to Seller; (iii) except as set forth on SCHEDULE 3.01(e) hereto, any contract, indenture, instrument, agreement, mortgage, lease, right or other obligation or restriction to which Seller is a party or by which Seller is bound; or (iv) any order, judgment, writ, injunction, decree, license, franchise, permit or other authorization of any United States or Canadian federal, provincial, state, municipal or local court, arbitration tribunal or governmental agency by which Seller is bound, any of which, when taken as a whole, would have a material adverse affect on Seller.

          (f) THIRD-PARTY AND GOVERNMENTAL CONSENTS OF SELLER. Except as set forth on SCHEDULE 3.01(f) hereto, no approval, consent, waiver, order or authorization of, or registration, qualification, declaration, or filings with, or notice to, any United States or Canadian federal, provincial, state, municipal or local Governmental Authority or other third party is required on the part of Seller or the Company in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.
Seller has obtained, or has caused the Company to obtain, all consents, approvals, certificates and other documents required in connection with the performance by Seller of this Agreement and the consummation of the transactions contemplated hereby. Seller has made, and has caused the Company to make, all filings, applications, statements and reports to all Governmental Authorities and other persons which are required to be made by or on behalf of Seller or the Company pursuant to any applicable law or contract in connection with this Agreement and the transactions contemplated hereby.

          (g) ORGANIZATION; GOOD STANDING OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Province of Quebec, Canada, with all requisite corporate power and authority and legal right to own, operate and lease its properties and assets and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the conduct of its business or the ownership of its property requires such qualification including, without limiting the generality of the foregoing, the Province of Ontario. The jurisdictions in which the Company is qualified to do business are set forth in SCHEDULE 3.01(g).

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          (h)  CAPITAL STOCK OF THE COMPANY.  The Company has an authorized capitalization consisting of an unlimited number of common shares, without par value, of which a total of 10 common shares are issued and outstanding. All such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of the Company, other than as contemplated by this Agreement. The Company does not have any subsidiaries, nor is the Company a party to any agreement to acquire securities of any other entity.

          (i) EFFECT OF AGREEMENT. Except as set forth on SCHEDULE 3.01(i) hereto, neither the execution, delivery nor performance of this Agreement, nor the consummation of the transactions contemplated hereby, will, with or without the giving of notice or the passage of time, or both, violate any provisions of, conflict with, result in a breach of, constitute a default under, or result in the creation or imposition of any Lien or adverse condition under:

               (i)  the Company's Articles of Incorporation or By-Laws;

               (ii) any United States or Canadian federal, provincial, state, municipal or local law, statute, ordinance, regulation or rule, which is or may be applicable to the Company or any of its properties or assets;

               (iii) any contract, indenture, instrument, agreement, mortgage, lease, right or other obligation or restriction to which the Company is a party or by which the Company or any of its properties or assets is or may be bound; or

               (iv) any order, judgment, writ, injunction, decree, license, franchise, permit or other authorization of any Governmental Authority by which the Company or any of its properties or assets is or may be bound;

any of which, when taken as a whole, would have a material adverse effect on the Company.

          (j) HISTORICAL FINANCIAL INFORMATION. The Financial Statements, copies of which are annexed hereto as SCHEDULE 3.01(j), have been prepared in accordance with GAAP consistently applied. The Financial Statements present fairly, in all material respects, the financial position, assets and liabilities of the Company as of the dates thereof and the revenues, expenses, results of operations and cash flows of the Company for the periods covered thereby, all in accordance with GAAP consistently applied. The Financial Statements are in accordance with the books and records of the Company, do not reflect any transactions which are not bona fide transactions and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading. The Financial Statements make full and adequate disclosure of, and provision for, all material

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obligations and liabilities of the Company as of the dates thereof.  The books and records of the Company have been maintained in accordance with applicable laws, rules and regulations, and in the ordinary course of business.

          (k) NO UNDISCLOSED LIABILITIES. The Company does not have any material liability or obligation of any nature, whether absolute, accrued, contingent, known or unknown, which has not been adequately reserved against or otherwise adequately provided for in the Financial Statements.

          (l) NO ADVERSE EFFECTS OR CHANGES. Except as listed on SCHEDULE 3.01(l), since December 31, 1995, the Company has not:

               (i) incurred any obligation or entered into any contract which either (x) requires a payment by any party in excess of, or a series of payments which in the aggregate exceed, $25,000 or provides for the delivery of goods or performance of services, or any combination thereof, having a value in excess of $25,000, or (y) has a term of, or requires the performance of any obligations by the Company over a period in excess of, six months;

               (ii) taken any action, or entered into or authorized any contract or transaction other than in the ordinary course of business and consistent with past practice;

               (iii) sold, transferred, conveyed, assigned or otherwise disposed of any of its assets or properties other than in the ordinary course of business and consistent with past practice;

               (iv) waived, released or canceled any claims against third parties or debts owing to it, or any rights which have any value;

               (v) made any changes in its accounting systems, policies, principles or practices;

               (vi) authorized for issuance, issued, sold, delivered or agreed or committed to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any shares of its capital stock or any other securities, or amend any of the terms of any such securities;

               (vii) made any borrowings, incurred any debt (other than trade payables in the ordinary course of business), or assumed, guaranteed, endorsed or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other person, except for endorsements of negotiable instruments in the ordinary course;


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               (viii)    made any loans, advances or capital
contributions to, or investments in, any other person;

               (ix) entered into, adopted, amended or terminated any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer or employee, or increased in any manner the compensation or fringe benefits of any director, officer or employee or paid any benefit not required by any existing plan and arrangement or entered into any contract, agreement, commitment or arrangement to do any of the foregoing;

               (x) except for capital expenditures contemplated by (xi) below, acquired, leased or encumbered any assets outside the ordinary course of business or any assets which are material to the Company;

               (xi) authorized or made any capital expenditures which individually or in the aggregate are in excess of $10,000;

               (xii) made any Tax election or settled or compromised any United States or Canadian federal, provincial, state, municipal, local or foreign income Tax liability, or waived or extended the statute of limitations in respect of any such Taxes;

               (xiii) paid or agreed to pay any amount in settlement or compromise of any suits or claims of liability against the Company, its directors, officers, employees or agents;

               (xiv) terminated, modified, amended or otherwise altered or changed any of the terms or provisions of any material contract to which the Company is a party or breached the terms of any such contract or paid any amount not required by law or by any contract;

               (xv) issued or agreed to issue any additional shares of its capital stock;

               (xvi) paid any dividends or made any other distribution on its capital stock; or

               (xvii) taken or experienced any action which would have a material adverse effect on the Training Business or any of the Company's properties or assets, including, without limitation, the value or condition thereof.

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          (m)  MATERIAL CONTRACTS.  SCHEDULE 3.01(m) lists all contracts and arrangements of the following types to which the Company is a party or by which it is bound, or to which any of its assets or properties is subject:

               (i) any contract or arrangement of any kind with any employee, officer or director of the Company or any of its affiliates;

               (ii) any contract or arrangement with a sales representative, dealer, broker, marketing, sales agency, advertising agency or other person engaged in sales, distributing, marketing, servicing or promotional activities, or any contract to act as one of the foregoing on behalf of any person;

               (iii) any contract or arrangement of any nature which involves the payment or receipt of cash or other property, an unperformed commitment, or goods or services, having a value in excess of $25,000;

               (iv) any contract or arrangement pursuant to which the Company has made or will make loans or advances, or has or will have incurred debts or become a guarantor or surety or pledged its credit on or otherwise become responsible with respect to any undertaking of another (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business);

               (v) any indenture, credit agreement, loan agreement, note, mortgage, hypothec, security agreement, lease of real property or personal property or agreement for financing;

               (vi) any contract or arrangement involving a partnership, joint venture or other cooperative undertaking;

               (vii) any contract or arrangement involving any restrictions with respect to the geographical area of operations or scope or type of business of the Company;

               (viii) any power of attorney or agency agreement or arrangement with any person pursuant to which such person is granted the authority to act for or on behalf of the Company, or the Company is granted the authority to act for or on behalf of any person;

               (ix) any contract for which the full performance thereof may extend beyond sixty (60) days from the date of this Agreement;

               (x) any real property leases to which the Company is a party, whether as lessor or lessee, which relate to the business;

               (xi) any contract not made in the ordinary course of business which is to be performed at or after the date of this Agreement; and


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               (xii)     any contract not specified above that is
material to the Company.

          Except as set forth on SCHEDULE 3.01(m), each such contract is valid and in full force and effect and constitutes the legal, valid and binding obligation of the Company and the other parties thereto, enforceable against the Company and to Seller's knowledge, the other parties thereto in accordance with their respective terms, and there are no existing violations or defaults by the Company or, to Seller's knowledge, by any other party thereto and no event, act or omission has occurred which (with or without notice, lapse of time or the happening or occurrence of any other event) would result in a violation or default thereunder in any material respect.
No other party to any such contract has in writing or otherwise asserted the right, and, to Seller's knowledge, no basis exists for the assertion of any enforceable right, to renegotiate, or cancel or terminate prior to the full term thereof, any of the terms or conditions of any such contract, nor does Seller or the Company have any knowledge that any party to any such contract intends to not renew any such contract upon termination of its current term. Except as set forth on SCHEDULE 3.01(m) hereto, no consent of any party to such contracts is required for the execution, delivery or performance of this Agreement by Seller or the consummation of the transactions contemplated hereby. Seller has heretofore caused the Company to deliver to Purchaser true, correct and complete copies of all of such contracts.

          (n)  TITLE.

               (i)  PERSONAL PROPERTY.  Except as otherwise identified on
SCHEDULE 3.01(n)(i) hereto, and except for properties and assets which have been sold or otherwise disposed of in the ordinary course of business, the Company has good, valid, marketable, legal and beneficial title to all of the properties and assets reflected in the Financial Statements, free and clear of all Liens. There are no outstanding options, warrants, commitments, agreements or any other rights of any character, entitling any person or entity to acquire any interest in all, or any part of such properties and assets.

               (ii) REAL PROPERTY LEASES. SCHEDULE 3.01(n)(ii) sets forth a complete and correct list of all real property leases to which the Company is a party, whether as lessor or lessee. All leases listed on such Schedule are valid and subsisting and in full force and effect, and all rent and other payments now due have been paid. The Company enjoys and is in peaceful and undisturbed possession under each lease so listed in which it is a lessee. The Company has not received any notice of, and to the best of its knowledge, there does not exist, any event of default or event, occurrence or act which, with the giving of notice or the lapse of time or both, would become a default under any such lease and the Company has not violated any of the terms or conditions under any such lease in any material respect. To Seller's knowledge, the real property under the leases referred to in
SCHEDULE 3.01(n)(ii) is free from material physical defects. To Seller's knowledge, such real property and the buildings, fixtures, equipment, and other property attached, situated or appurtenant thereto are in good operating condition and repair, in compliance with all applicable governmental

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laws or regulations and adequate and suitable for the purposes for which they are presently being used, except for such matters which in the aggregate would not have a material adverse effect on the Training Business.

          (o) COMPLIANCE WITH LAW. The Company has complied with and is not in default under any Laws the violation of which could have a material adverse effect on the Training Business or the Company's properties or assets.

          (p) SOLVENCY AND PAYMENT OF LIABILITIES. Each of Seller and the Company is not, on the date hereof, either as a result of the transactions contemplated by this Agreement or otherwise, "insolvent," as such term is defined in Chapter 11 of Title 11 of the United States Code or any similar state statute and is not an "insolvent person" as such term is defined in the Bankruptcy and Insolvency Act (Canada); and that the sum of its debts is not greater than all of its property on the date hereof either as a result of the transactions contemplated herein or otherwise; and that it is on the date hereof, and will be after consummation of the transactions contemplated hereby, able to pay its debts as they mature.

          (q) LITIGATION. There is no judicial or administrative action, suit or proceeding pending or, to Seller's knowledge, threatened against or relating to the Company or the officers or directors of the Company in their capacities as officers or directors, the Training Business, the Company's properties or assets or the transactions contemplated hereby, including, but not limited to, actions or proceedings alleging any violation of any Environmental Law, before any United States or Canadian federal, provincial, state, municipal or local court, arbitration tribunal or Governmental Authority, which would, individually or in the aggregate, materially adversely affect the Company, the Training Business, the Company's properties or assets or the transactions contemplated hereby, and Seller is not aware of any facts or circumstances which may give rise to any of the foregoing.
There are no claims, actions, suits, proceedings or investigations pending or, to Seller's knowledge, threatened by or against the Company with respect to this Agreement, or in connection with the transactions contemplated hereby, and Seller has no reason to believe there is a valid basis for any such claim, action, suit, proceeding or investigation.

          (r) PERMITS. SCHEDULE 3.01(r) hereto sets forth a true, correct and complete list of all Permits of any United States or Canadian federal, provincial, state, municipal or local regulatory or Governmental Authority relating to the Training Business or the Company's properties or assets. The Permits constitute all permits, licenses, franchises, orders, certificates and approvals which are required for the lawful operation of the Training Business and the operation of the Company's properties and assets. The Company is in compliance in all material respects with all such Permits and the Company owns or has owned or had valid Permits to use all properties, tangible or intangible, necessary for the conduct of the Training Business and the operation of the Company's properties and assets in the manner in which they are presently conducted and operated.

          (s)  TAXES.

               (i) All Taxes of the Company due to date to all United States or Canadian federal, provincial, state, municipal, foreign or local authorities (collectively, "Taxing Authorities") have been duly paid in full or are adequately provided for. For Tax periods ending on or prior to January 1, 1996, Seller has caused the Company to establish a cash reserve for paying the Taxes for such periods for which Tax Returns are not yet due. In addition, all Tax Returns to be filed by the Company that are required to be filed on or prior to the date hereof have been duly and timely filed by the Company on or prior to the date hereof. As of the time of filing, the Tax Returns correctly reflected in all material respects the amount of Tax due and the amount of income, taxes (including GST and QST), interest and penalties and the facts regarding the business, assets, operations, activities and status of the Company and any other information required to be shown therein.

               (ii) The Company has paid as and when due and has remitted as required by law in all material respects all applicable payroll taxes, obligations or assessments charged on or payable by the Company and it has withheld at all relevant times for each payment made to any of its employees, officers and directors the amount of all taxes and other deductions required to be withheld therefrom and has paid same to the proper Taxing Authority within the time required under any applicable legislation.

               (iii) Except as set forth on SCHEDULE 3.01(s), there are no agreements, waivers or other arrangements providing for extension of time with respect to the assessment or collection of any Tax of the Company nor, to the best knowledge of the Company, are there any actions, suits, proceedings, investigations or claims now pending against the Company in respect of any Tax, or any matters under discussion with any Taxing Authority relating to any amount of any Tax. The Company has been reviewed, determined and assessed for all Tax Returns for all years to and including the fiscal year of the Company ended December 31, 1991 and for all relevant periods in connection with GST and QST. The Tax Returns of the Company relating to its corporate income have been audited for the period ended December 31, 1991. Except as set forth on SCHEDULE 3.01(s), the other Tax Returns of the Company have not been audited and are not in the process of being audited by the applicable Taxing Authorities, and there is no tax deficiency with respect to any Tax outstanding, proposed or assessed against the Company.

               (iv) There are no outstanding or, to the knowledge of the Company, asserted liens, security interests, charges, pledges or hypothecations for Taxes (other than for current Taxes not yet due and payable) upon any of the assets of the Company.

               (v) The Company files (or has filed) provincial and/or foreign Tax Returns in the provinces and foreign jurisdictions, respectively, set forth in SCHEDULE 3.01(s). The Company pays (or has paid) state and/or foreign income or franchise Taxes in the states and foreign jurisdictions, respectively, set forth in SCHEDULE 3.01(s). Any jurisdiction in which the Company has not paid Taxes either (A) has no income or Tax, (B) does not impose Tax upon the Company because the Company does not engage in business or have sufficient activities to create a nexus for taxation by such jurisdiction, or (C) does not require the Company to pay the income or Tax imposed by such jurisdiction.

               (vi) The Company is not a party to any Tax sharing agreement, Tax indemnity or any other arrangement.

               (vii) There are no requests for rulings in respect of any Tax pending between the Company and any Taxing Authority.

               (viii) Except as set forth on SCHEDULE 3.01(s), no person other than Seller has owned capital stock of the Company.

               (ix) Except as set forth on SCHEDULE 3.01(s), the Company does not earn income or earnings which for United States federal income tax purposes would be treated as Subpart F income and does not have assets that would be considered passive assets within the meaning of Code section 956A(c)(2), or assets which produce passive income within the meaning of Code section 1296(b)(1).

               (x) No Taxes are owed or required to be paid by Seller, Purchaser or the Company in order for Seller to obtain and deliver the Canadian Tax Clearance Certificates.

          (t)  EMPLOYEE BENEFIT PLANS AND EMPLOYMENT AGREEMENTS.

               (i) Set forth on SCHEDULE 3.01(t) is a complete list of each employee benefit plan (within the meaning of Section 3(3) of ERISA), written or oral employment or consulting agreement, severance pay plan or agreement, employee relations policy (or practice, agreement or arrangement), agreements with respect to leased or temporary employees, vacation plan or arrangement, sick pay plan, stock purchase plan, stock option plan, fringe benefit plan, incentive plan, bonus plan and any deferred compensation agreement, (or plan, program, or arrangement), including those sponsored by the federal government of Canada or any province of Canada, covering any present or former employee of the Company and which is, or at any time was, sponsored or maintained by (or to which contributions are, were, or at any time were required to have been, made by) (a) the Company or (b) any other organization which is a member of a controlled group of organizations (within the meaning of Sections 414(b), (c), (m) or (o) of the Code of which the Company is a member (the "Controlled Group"), regardless of whether ERISA applies to such employee benefit plan or arrangement. Each and every such plan, program, policy, practice, arrangement and agreement included on the list set forth under
SCHEDULE 3.01(t) is hereinafter referred to as an "Employee Benefit Plan".

               (ii) With respect to each Employee Benefit Plan, Seller has delivered to Purchaser, (a) current, accurate and complete copies of each such Employee

Benefit Plan (including all trust agreements, insurance or annuity contracts, descriptions, general notices to employees or beneficiaries and any other material documents or instruments relating thereto); (b) the most recent audited financial statement with respect to each such Employee Benefit Plan;
(c) copies of the most recent determination letters with respect to any such Employee Benefit Plan which is an employee pension benefit plan (as such term is defined in Section 3(2) of ERISA) intended to qualify under the Code; and
(d) copies of the most recent actuarial reports (including the most recent Form 5500 and attached Schedules B).

               (iii) With respect to each Employee Benefit Plan: (a) each such Plan which is an employee pension benefit plan (as such term is defined in ERISA Section 3(2)) intended to qualify under the Code so qualifies and has received a favorable determination letter as to its qualification under the Code; (b) Seller, the Company and each member of the Controlled Group has complied in all material respects with all provisions of ERISA to the extent applicable; (c) all insurance and annuity premiums required for all periods up to and including the date hereof have been paid;
(d) no Employee Benefit Plan provides for any post-retirement life, medical, dental or other welfare benefits (whether or not insured) for any current or former employee except as required under Section 4980B of the Code, Part 6 of Title I of ERISA or applicable Canadian federal, State, provincial or local law; (e) all salary deferrals, under any plan described under Section 401(k) of the Code, which may be made on or before the date hereof have been contributed to the appropriate Plan on or before the date hereof; (f) all contributions required to have been made by law or under the terms of any contract, agreement or Employee Benefit Plan for all complete and partial periods up to and including the date hereof have been made; (g) the transactions contemplated by this Agreement will not be the direct or indirect cause of any amount paid or payable from such Employee Benefit Plan being classified as an excess parachute payment under Section 280G of the Code; (h) there are no matters pending before the United States Internal Revenue Service or the United States Department of Labor; (i) there have been no claims or notice of claims filed under any fiduciary liability insurance policy covering any Employee Benefit Plan; (j) to the extent applicable, each such Plan has complied with the "secondary payor" requirements of Section 1862(b)(1) of the Social Security Act; (k) each and every such Employee Benefit Plan which is a group health plan (as such term is defined under the Code or ERISA Section 607(1)) complies, and in each and every case has complied, with the applicable requirements of Code Section 4980B, Part 6 of Title I of ERISA, and all other applicable United States or Canadian federal, provincial, state, municipal or local Laws or ordinances requiring the provision or continuance of health or medical benefits; and (l) neither Seller, the Company nor any member of the Controlled Group maintains, sponsors, or contributes to (or has at any time maintained, sponsored or contributed to, or been obligated to maintain, sponsor or contribute to):
(1) any voluntary employees' beneficiary association (within the meaning of Section 501(c)(9) of the Code; (2) any welfare benefit fund within the meaning of Section 419 of the Code; (3) any plan or arrangement which is subject to (A) the minimum funding requirements of Code Section 412, (B) Part 3 of Title I of ERISA or (C) Title IV of ERISA or (4) any multi-employer plan with the meaning of Sections 3(37) or 4001(a)(3) of ERISA.

               (iv) With respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA), stock purchase plan, stock option plan, fringe benefit plan, bonus plan or any deferred compensation agreement, plan or program (whether or not any such plan, program or agreement is currently in effect): (a) there are no actions, suits or claims (other than routine claims for benefits in the ordinary course) pending or, to the knowledge of Seller or the Company, threatened, and Seller and the Company have no knowledge of any facts which could give rise to any such actions, suits or claims (other than routine claims for benefits in the ordinary course), which could subject the Company or any member of the Controlled Group to any liability; (b) none of Seller, the Company, any member of the Controlled Group or any other person has engaged in a prohibited transaction, as such term is defined in Code Section 4975 or ERISA Section 406, which would subject the Company or any member of the Controlled Group to any taxes, penalties or other liabilities resulting from prohibited transactions under Code Section 4975 or under ERISA Sections 409 or 502(i); (c) no event has occurred and no condition exists that could subject the Company or any member of the Controlled Group to any tax or penalty under Code Sections 511, 4971, 4972, 4976, 4977, 4978, 4978A, 4979, 4979A, 4980B, or 5000, or to a fine under ERISA Section 502(c); (d) neither the Company nor any member of the Controlled Group is subject to (1) any liability, lien or other encumbrance under any agreement imposing secondary liability on the Company or on any member of the Controlled Group as a seller of the assets of a business in accordance with Section 4204 of ERISA or under any other provision of Title IV of ERISA or Section 412 of the Code, (2) contingent liability under Title IV of ERISA to the PBGC or to any plan, participant, or other person or (3) a lien or other encumbrance under Section 4068 of ERISA; and (e) the Company is not subject to any liability pursuant to Section 4069 of ERISA.

               (v) (a) Neither the Company nor any member of the Controlled Group is subject to any legal, contractual, equitable, or other obligation to
(1) establish as of any date any employee benefit plan of any nature, including, without limitation, any pension, profit sharing, welfare, post-retirement welfare, stock option, stock or cash award, non-qualified deferred compensation or executive compensation plan, policy or practice or
(2) continue any employee benefit plan of any nature, including, without limitation any Employee Benefit Plan or any other pension, profit sharing, welfare, or post-retirement welfare plan, or any stock option, stock or cash award, non-qualified deferred compensation or executive compensation plan, policy or practice (or to continue their participation in any such benefit plan, policy or practice) on or after the date hereof; and (b) the Company and each member of the Controlled Group may, in any manner, and without the consent of any employee, beneficiary or other person, terminate, modify or amend any such Employee Benefit Plan or any other plan, program or practice (or its participation in such Employee Benefit Plan or any other plan, program or practice) effective as of any date on or after the date hereof.

          (vi) All contributions (including premiums), deductions, and remittances required by law or by contract to have been made or approved by the Company under or with respect to any Employee Benefit Plan have been paid or accrued by the Company, and all deductions and remittances have been made as required by law or by contract. Without limiting the generality of the foregoing, there are no material unfunded liabilities under any Employee Benefit Plan.

          (vii) Each Employee Benefit Plan that is required to or intended to be qualified under applicable law or registered or approved by a governmental agency or authority has been so qualified, registered or approved by the appropriate governmental agency or authority, and nothing has occurred since the date of the last qualification, registration or approval to adversely affect or cause the appropriate governmental agency or authority to revoke such qualification, registration or approval.

          (viii) No condition or event has occurred with respect to any of the Employee Benefit Plans which has or could reasonably be expected to result in a material liability to the Company.

          (u) ACCOUNTS RECEIVABLE. SCHEDULE 3.01(u) hereto contains a true and accurate list of all Accounts Receivable of the Company as of December 31, 1995 and a true and accurate aging schedule thereof. All such Accounts Receivable are bona fide, collectible (subject to reserves reflected on the Financial Statements) and not subject to set off or counterclaim.

          (v) INVENTORY. All inventory of the Company used in the conduct of the Training Business, including without limitation, raw materials, work-in process and finished goods, was acquired and has been maintained in the ordinary course of the Training Business; is of good and merchantable quality; consists substantially of a quality, quantity and condition usable, leasable or saleable in the ordinary course of the Training Business; is valued at reasonable amounts based on the ordinary course of business of the Company during the past six months; and is not subject to any write-down or write-off. The Company is not under any liability or obligation with respect to the return of inventory in the possession of wholesalers, retailers or other customers.

          (w) TRADEMARK RIGHTS; PROPRIETARY INFORMATION. SCHEDULE 3.01(w) hereto is a true, correct and complete list of all Intellectual Property used by the Company in the conduct of the Training Business. If any of such Intellectual Property is registered, or is the subject of an application for registration, Seller has delivered to Purchaser a true and complete copy of such registration or application for registration. Except as disclosed on
SCHEDULE 3.01(w) hereto:

               (i) all of the Intellectual Property is owned by the Company free and clear of all Liens, and is not subject to any license, royalty or other agreement;

               (ii) none of the Intellectual Property has been or is the subject of any pending or, to Seller's knowledge, threatened litigation or claim of infringement;

               (iii) no license or royalty agreement to which the Company is a party is in breach or default by any party thereto or the subject of any notice of termination given or threatened;

               (iv) the Company's properties and assets do not infringe any confidential or proprietary rights of another, and the Company has not received any notice contesting its right to use any Intellectual Property;

               (v) the Company has not granted any license or agreed to pay or receive any royalty in respect of any Intellectual Property; and

               (vi) the Company owns or possesses adequate rights in perpetuity in and to all Intellectual Property necessary to conduct the Training Business.

          (x) LABOR MATTERS. The Company has conducted, and currently is conducting, the Training Business in full compliance in all material respects with all laws relating to employment and employment practices, terms and conditions of employment, wages and hours, and nondiscrimination in employment. Except as disclosed on SCHEDULE 3.01(x), the relationships of the Company with its employees are good and there is, and during the past five
(5) years there has been, no labor strike, dispute, slow-down, work stoppage or other labor difficulty actually pending or, to Seller's knowledge, threatened against or involving the Company. None of the employees of the Company is covered by any collective bargaining agreement, no collective bargaining agreement is currently being negotiated and, to Seller's knowledge, no attempt is currently being made or during the past three (3) years has been made to organize any employees of the Company to form or enter a labor union or similar organization.

          (y)  MAJOR CUSTOMERS.

               (i) SCHEDULE 3.01(y) sets forth a list of the Major Customers in terms of revenue during each of the 1994 and 1995 fiscal years, showing the approximate total revenue received in each such period from each such Major Customer;

               (ii) Except as set forth on SCHEDULE 3.01(y), no customer represented in excess of 5% of the Company's total revenue during the 1994 and 1995 fiscal years. Except to the extent set forth in SCHEDULE 3.01(y), since December 31, 1994, there has not been any adverse change in the business relationship, and there has been no material dispute, between the Company and any Major Customer, and the Company has no knowledge of any indications that any Major Customer intends to adversely change in any material respect its relationship with the Company.

          (z)  ENVIRONMENTAL MATTERS.  Except as set forth in SCHEDULE 3.01(z):

               (i) The Company is currently in compliance in all material respects with all appropriate Environmental Laws, has cured any past violations or alleged violations of Environmental Laws to the satisfaction of Governmental Authorities, is not currently in receipt of any notice of violation, is not currently in receipt of any notice of any potential liability for cleanup of Hazardous Materials and is not now subject to any investigation or information request by a Governmental Authority concerning Hazardous Materials or any Environmental Laws. The Company holds and is in compliance in all material respects with all governmental permits, licenses, and authorizations necessary to operate those aspects of the business that relate to siting, wetlands, coastal zone management, air emissions, discharges to surface or ground water, discharges to any sewer or septic system, noise emissions, solid waste disposal or the generation, use, transportation or other management of Hazardous Materials. The Company has not ever generated, manufactured, refined, recycled, discharged, emitted, released, buried, processed, produced, reclaimed, stored, treated, transported, or disposed of any Hazardous Materials except in compliance in all material respects with all applicable laws and regulations, including permit requirements;

               (ii) No assets of the Company are subject to any lien or claim for lien in favor of any person as a result of any Hazardous Material or response thereto;

               (iii) To the best knowledge of Seller, all facilities where any person has treated, stored, disposed of, reclaimed, or recycled any Hazardous Material on behalf of the Company are in compliance in all material respects with Environmental Laws.

          (aa) BROKER'S FEES. Except as set forth on SCHEDULE 3.01(AA), no agent, broker or other person acting pursuant to the express or implied authority of Seller or the Company is or may be entitled to a commission or finder's fee in connection with the transactions contemplated by this Agreement, or is or may be entitled to make any claim against Seller, the Company or Purchaser as a result of any actions by Seller or the Company for a commission or finder's fee. The Seller agrees to indemnify Purchaser against any claim for any such commission or finder's fee made by any agent, broker or other person (including, but not limited to, Canadian Imperial Bank of Commerce) acting pursuant to the express or implied authority of Seller or the Company.

          (ab) BANK ACCOUNTS; POWERS OF ATTORNEY AND COMPENSATION OF EMPLOYEES. Set forth in SCHEDULE 3.01(AB) hereto is an accurate and complete list showing (a) the name and address of each bank or other financial institution in which the Company has an account or safe deposit box, the number of any such account or any such box and the names of all persons authorized to draw thereon or to have access thereto, (b) the names of all persons, if any, holding powers of attorney from the Company and a summary statement of the terms thereof and (c) the names of all persons whose compensation from the Company exceeds an annualized rate of $25,000, together with a statement of the full amount paid or payable to each such person for services rendered during the Company's most recent fiscal year.

          (ac) NO MISSTATEMENTS OR OMISSIONS. No representation or warranty made in this Agreement or on any Schedule hereto by Seller is false or misleading as to any material fact, or omits to state a material fact required to make any of the statements made herein or therein not misleading in any material respect.

          (ad) DEFINITION OF MATERIALITY. For purposes of this Section 3.01, a claim or liability shall be deemed to be "material" if it involves an amount in excess of Seven Thousand Five Hundred Dollars ($7,500.00), individually or in the aggregate, as the context requires.

          (ae) NO INTERCOMPANY LIABILITIES. The Company does not have any liability of any kind to Seller.

          3.02 REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to Seller, as of the date of this Agreement, as follows:

          (a) ORGANIZATION; GOOD STANDING. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has been formed for the purpose of acquiring the Shares from Seller and, prior to the consummation of the transactions contemplated hereby, will not have owned, operated or leased any properties or assets or carried on any business.

          (b) AUTHORITY. Purchaser has full power, authority and legal right to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereunder, and has taken all necessary action to authorize the purchase hereunder on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of this Agreement.

          (c) DUE EXECUTION AND ENFORCEABILITY. This Agreement is a valid and binding obligation of Purchaser enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application referring to or affecting enforcement of creditors' rights and general principles of equity.

          (d) NO RESTRICTIONS AGAINST PERFORMANCE. Neither the execution, delivery, authorization or performance of this Agreement, nor the consummation of the transactions contemplated hereby will, with or without the giving of notice or the passage of time, or both, violate any provisions of, conflict with, result in a breach of, constitute a default under, or result in the creation or imposition of any Lien or condition under (i) Purchaser's Certificate of Formation or Limited Liability Company Agreement;
(ii) any United States or Canadian federal, provincial, state, municipal or local law, statute, ordinance, regulation or rule, which is applicable to Purchaser; or (iii) any order, judgment, writ, injunction, decree, license, franchise, permit or other authorization of any United States or Canadian federal, provincial, state, municipal or local court, arbitration tribunal or governmental agency by which Purchaser is bound, any of which, when taken as a whole, would have a material adverse affect on the Purchaser.

          (e)  THIRD-PARTY AND GOVERNMENTAL CONSENTS.  Except as set forth on
SCHEDULE 3.02(e) hereto, no approval, consent, waiver, order or authorization of, or registration, qualification, declaration, or filings with, or notice to, any United States or Canadian federal, provincial, state, municipal or local Governmental Authority or other third party is required on the part of the Purchaser in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby. Purchaser has obtained all consents, approvals, certificates and other documents required in connection with the performance by Purchaser of this Agreement and the consummation of the transactions contemplated hereby. Purchaser has made all filings, applications, statements and reports to all Governmental Authorities and other persons which are required to be made by or on behalf of Purchaser pursuant to any applicable law or contract in connection with this Agreement and the transactions contemplated hereby.

          (f) BROKER'S FEES. No agent, broker or other person acting pursuant to the express or implied authority of Purchaser is or may be entitled to a commission or finder's fee in connection with the transactions contemplated by this Agreement, or is or may be entitled to make any claim against Seller or Purchaser as a result of any actions by Purchaser, for a commission or finder's fee. Purchaser agrees to indemnify Seller against any claim for any such commission or finder's fee made by any agent, broker or other person acting pursuant to the express or implied authority of Purchaser.

          (g) NO MISSTATEMENTS OR OMISSIONS. No representation or warranty made in this Agreement or on any Schedule hereto by Purchaser is false or misleading as to any material fact, or omits to state a material fact required to make any of the statements made herein or therein not misleading in any material respect.

                                    ARTICLE 4

                                    COVENANTS

          4.01    NON-COMPETITION; NON-INTERFERENCE.   In consideration of
the purchase of the Shares by Purchaser, Seller agrees that beginning on the date of this Agreement and ending three (3) years after the date hereof Seller will not:

          (a) within Canada, directly or indirectly own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected in any manner with, any business of the type and character engaged in and competitive with the Training Business. For these purposes, ownership of securities of not in excess of 1% of any class of securities of a public company shall not be considered to be competition with the Company or any of its subsidiaries or affiliates; or

          (b) persuade or attempt to persuade any potential customer or client to which the Company or any of its subsidiaries has made a presentation, or with which the Company or any of its subsidiaries has been having discussions, not to hire the Company or such subsidiary, or to hire another company; or

          (c) solicit for itself or any of its subsidiaries the business in Canada of any company which is a customer or client of the Company or any of its subsidiaries, or was its customer or client within two years prior to the date of this Agreement;

          (d) persuade or attempt to persuade any employee of the Company or any of its subsidiaries, or any individual who was its employee during the two years prior to the date of this Agreement, to leave the Company's or such subsidiary's employ, or to become employed by any person other than the Company or such subsidiary; or

          (e) disclose or use any confidential or secret information relating to the Company, any of its subsidiaries or any of their clients and customers.

          Notwithstanding anything hereinabove to the contrary, Purchaser acknowledges and agrees that Seller is currently engaged, and intends to continue to be engaged, in the business of developing and marketing CBT programs and nothing herein shall be construed to restrict Seller or any of its subsidiaries or affiliates in any manner from continuing to engage in such business within or outside of Canada or from soliciting the CBT business of any company which is a customer or client of the Company or any of its subsidiaries, or was its customer or client within two years prior to the date of this Agreement.

          It is the desire and intent of the parties to this Agreement that the provisions of this Section 4.01 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provisions or portion of this Section 4.01 shall be adjudicated to be invalid or unenforceable, this Section shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of such Section in the particular jurisdiction in which such adjudication is made.

          The parties recognize that the performance of the obligations under this Section 4.01 by Seller is special, unique and extraordinary in character, and that in the event of the breach by Seller of the terms and conditions of this Section 4.01 to be performed, Purchaser and the Company shall be entitled, if they so elect, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach of this Section 4.01, or to enforce the specific performance thereof by Seller or to enjoin Seller from performing services for any such other person, firm or corporation.

          4.02 ROYALTY AGREEMENT. Following the Closing, Seller and the Company will negotiate in good faith the terms of the Royalty Agreement.

          4.03 BOOKS AND RECORDS. From and after the Closing, Purchaser shall cause the Company to allow Seller and its agents access to such business records, documents and files of the Company as are reasonably necessary for Seller's tax, accounting and/or corporate purposes, and Seller shall have the right to make copies of any and all such records, documents and files. Purchaser shall cause the Company to retain all such records, documents and files for a period of at least three years following the date hereof.

                                   ARTICLE 5

                                   DELIVERIES

          The following deliveries shall be made by the respective parties simultaneously with the execution and delivery of this Agreement:

          5.01 SELLER'S DELIVERIES. In addition to any other documents or agreements required under this Agreement, Seller shall deliver to Purchaser the following:

          (a) The certificates representing the Shares duly endorsed in blank with signatures guaranteed by a domestic commercial bank or trust company, with all necessary transfer tax and other revenue stamps, acquired at Seller's expense, affixed and canceled. Seller agrees to cure any deficiencies with respect to the endorsement of the certificates representing the Shares or with respect to the stock power accompanying any such certificates;

          (b) a certificate executed by the secretary or assistant secretary of Seller, certifying resolutions of the Board of Directors of Seller approving and authorizing the execution, delivery and performance by Seller of this Agreement and the transactions contemplated hereby (together with an incumbency and signature certificate regarding the officer(s) signing this Agreement on behalf of Seller);

          (c) copies of all consents and approvals obtained, and registrations, qualifications, declarations, filings and notices made by Seller or the Company pursuant to Section 3.01(f) hereof;

          (d) the Articles of Incorporation of the Company and any amendments thereto certified by the Inspector General of Financial Institutions, and all By-laws of the Company currently in effect, certified by the secretary or assistant secretary of the Company;

          (e) a Certificate of Good Standing for Seller from the State of Delaware;

          (f) a Certificate of Good Standing for the Company from the Province of Quebec under the Companies Act (Quebec) and the Act respecting the legal publicity of sole proprietorships, partnerships and legal persons (Quebec);

          (g)  the resignation of each of the Company's directors;

          (h) the favorable opinion of Certilman Balin Adler & Hyman, LLP, counsel to Seller, in form and substance satisfactory to Purchaser and its counsel, to the effect that no action by Seller's stockholders is required in connection with the execution, delivery and performance by Seller of this Agreement;

          (i) a certificate executed by the secretary or an assistant secretary of the Company, certifying resolutions of Seller, as sole shareholder of the Company, authorizing the transfer of the Shares to Purchaser pursuant to this Agreement under the Company's Articles of Incorporation; and

          (j) such other documents and certificates as reasonably may be required by Purchaser to consummate this Agreement and the transactions contemplated hereby.

          5.02 PURCHASER'S DELIVERIES. In addition to any other documents or agreements required under this Agreement, Purchaser shall deliver to Seller the following:

          (a) the Purchase Price by wire transfer of immediately available funds to the account of Seller designated in writing;

          (b) a certificate executed by the Managing Member or duly authorized representative of Purchaser, certifying resolutions of the Managing Member of Purchaser authorizing and approving the execution, delivery and performance by Purchaser of this Agreement and the transactions contemplated hereby and the appointment of one or more authorized representatives having authority to bind Purchaser, together with an incumbency and signature certificate regarding the Managing Member or duly authorized representative signing this Agreement on behalf of Purchaser;

          (c) the Certificate of Formation of Purchaser (and all amendments thereto), certified by the Secretary of State of the State of Delaware and Limited Liability Company Agreement of Purchaser, certified by the Managing Member or duly authorized representative of Purchaser;

          (d) a Certificate of Good Standing for Purchaser from the State of Delaware;

          (e) such other documents, instruments of assumption, and certificates of officers as reasonably may be required by Seller to consummate this Agreement and the transactions contemplated hereby.

          5.03 CANADIAN TAX CLEARANCE CERTIFICATES. Seller will use its best efforts to obtain and deliver to Purchaser, as promptly as practicable after the Closing, the Canadian Tax Clearance Certificates or evidence satisfactory to Purchaser and its counsel (which may include an opinion of Seller's Canadian counsel in form and substance satisfactory to Purchaser and its counsel) that such Tax Clearance Certificates are not required in connection with the transactions contemplated by this Agreement.

                                    ARTICLE 6

                                 INDEMNIFICATION

          6.01 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. Regardless of any investigation by any party hereto, the representations, warranties and covenants contained in this Agreement or any document delivered hereunder shall survive the Closing. Such representations, warranties and covenants (other than those which relate to Taxes) shall remain in full force and effect until one (1) year after the Closing. The representations, warranties and covenants relating to Taxes and employee benefit matters contained in Section 3.01(z) shall remain in full force and effect until the date on which the relevant statute of limitations expires for the assessment of such Taxes (giving effect to any waiver, mitigation or extension thereof).

          6.02 INDEMNIFICATION BY AND ON BEHALF OF SELLER. Seller agrees to defend, indemnify and hold the Indemnified Purchaser Group harmless from and against any and all losses, liabilities, damages, costs or expenses (including reasonable attorneys' fees, penalties and interest), collectively hereinafter referred to as "Losses", payable to or for the benefit of, or asserted by, any party, resulting from, arising out of, or incurred as a result of:

          (a) the breach of any representation made by Seller herein or in accordance herewith;

          (b) the breach of any warranty or covenant made by Seller herein or in accordance herewith; or

          (c) any claim, whether made before or after the date of this Agreement, or any litigation, proceeding or governmental investigation, whether commenced before or after the date of this Agreement, arising out of the Training Business prior to the Closing, or otherwise arising out of any act or occurrence prior to, or any state or facts existing as of, the Closing (except to the extent referred to on a Schedule to this Agreement or otherwise disclosed or known to Purchaser as of the Closing).

          6.03 INDEMNIFICATION BY PURCHASER. Purchaser agrees to defend, indemnify and hold the Indemnified Seller Group harmless from and against any and all Losses payable to or for the benefit of, or asserted by, any party, resulting from, arising out of, or incurred as a result of (a) the breach of any representation made by Purchaser herein or in accordance herewith; (b) the breach of any warranty or covenant made by Purchaser herein or in accordance herewith; (c) any claim, litigation, proceeding or governmental investigation arising out of any act, occurrence or any state of facts existing after the Closing; (d) arising out of the guarantee by Seller of obligations of the Company under the Loan Agreement between the Company and Hong Kong Bank of Canada; or (e) Taxes payable to any Canadian Taxing Authorities with respect to the $200,000 payment being made pursuant to Section 2.02(b) hereof.

          6.04 LIMITATIONS ON INDEMNIFICATION. Neither Seller nor Purchaser shall be entitled to make any claim for indemnification under this
Article 6, with respect to (i) the breach of any representation, warranty or covenant contained herein (other than those representations, warranties or covenants which by their terms survive for a longer period) after the date one (1) year after the Closing, or (ii) the breach of any other representation, warranty or covenant contained herein which, by its terms, survives for a longer period, after the expiration of such survival period, unless, with respect to any such representation, warranty or covenant (regardless of the date on which such representation, warranty or covenant ceases to survive), prior to the date on which such representation, warranty or covenant ceases to survive, Seller or Purchaser, as the case may be, shall assert such claim for indemnification, and shall specify, in reasonable detail to the extent known, the specific facts constituting the basis for such claim for indemnification.

          No indemnity shall be payable by the Seller with respect to any claim under Section 6.02, or by Purchaser with respect to any claim under
Section 6.03, unless and until the aggregate of all Losses due from Seller or Purchaser, as the case may be, exceeds $25,000 and then the indemnifying party shall be liable for only the excess thereof, except that claims arising under Section 6.03(d) or (e) or in respect of any breach of the representation contained in Section 3.01(s)(x) shall be fully indemnifiable. In addition, the total indemnification to which Purchaser shall be entitled under this Agreement shall be limited to an amount, in the aggregate, not to exceed Eight Hundred Five Thousand Dollars ($805,000).

          6.05 NOTICE OF CLAIMS. Purchaser and Seller agree to give prompt written notice to each other of any claim by any party which might give rise to a claim by it or them against the other parties hereto based upon the indemnity provisions contained herein, stating the nature and basis of the claim and the actual or estimated amount thereof; PROVIDED, HOWEVER, that failure to give such notice will not affect the obligation of the indemnifying party to provide indemnification in accordance with the provisions of this Article 6 unless, and only to the extent that, such indemnifying party is actually prejudiced thereby. In the event that any action, suit or proceeding is brought against any member of the Indemnified Seller Group or the Indemnified Purchaser Group with respect to which any party hereto may have liability under the indemnification provisions contained herein, the indemnifying party shall have the right, at its sole cost and expense, to defend such action in the name or on behalf of the indemnified party and, in connection with any such action, suit or proceeding, the parties hereto agree to render to each other such assistance as may reasonably be required in order to ensure the proper and adequate defense of any such action, suit or proceeding; PROVIDED, HOWEVER, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate because of actual or potential differing interests between such indemnified party and any other party represented by such counsel. Neither party hereto shall make any settlement of any claim which might give rise to liability of the other party under the indemnification provisions contained herein without the written consent of such other party, which consent such other party covenants shall not be unreasonably withheld.

                                   ARTICLE 7

                               GENERAL PROVISIONS

          7.01 EXPENSES. Except as otherwise expressly provided herein, each party to this Agreement shall pay its own expenses (including, without limitation, the fees and expenses of its or his agents, representatives, counsel, and accountants) incidental to the negotiation, drafting, and performance of this Agreement. Seller shall not charge any of its expenses to the Company.

          7.02 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Seller, Purchaser and their respective, successors, representatives and assigns.

          7.03 WAIVER. No provision of this Agreement shall be deemed waived by course of conduct, including the act of closing, unless such waiver is made in a writing signed by all parties hereto stating that it is intended specifically to modify this Agreement, nor shall any course of conduct operate or be construed as a waiver of any subsequent breach of this Agreement, whether of a similar or dissimilar nature.

          7.04 ENTIRE AGREEMENT. This Agreement (together with the Schedules and Exhibits hereto) supersedes any other agreement, whether written or oral, that may have been made or entered into by Purchaser and Seller (or by any director, officer, agent, or other representative of such parties) relating to the matters contemplated hereby. This Agreement (together with the Schedules and Exhibits hereto) constitutes the entire agreement between the parties with respect to the subject matter hereof and there are no agreements or commitments except as expressly set forth herein.

          7.05 FURTHER ASSURANCES. Each of the parties hereto agrees to execute all further documents and instruments and to take or to cause to be taken all reasonable actions which are necessary or appropriate to complete the transactions contemplated by this Agreement.

          7.06 NOTICES. All notices, demands, requests, claims and other communications hereunder shall be in writing and shall be deemed to have been duly given and shall be effective upon receipt if delivered by hand, or sent by certified or registered United States mail, postage prepaid and return receipt requested, or by prepaid overnight express service. Notices shall be sent to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice; provided that such notice shall be effective only upon receipt thereof):

                    (a)  If to Seller:

                    PC Etcetera, Inc.
                    462 Seventh Avenue
                    New York, New York  10018

                    Attn: Terry I. Steinberg,
                          President
                          (212) 736-5870
                          (212) 736-0039 (Fax)

          with a copy (which shall not constitute notice) to:

                    Certilman Balin Adler & Hyman, LLP
                    90 Merrick Avenue
                    East Meadow, New York  11554

                    Attn: Fred S. Skolnik, Esq.
                          (516) 296-7000
                          (516) 296-7111 (Fax)

                    (b)  If to Purchaser:

                    Training Holdings L.L.C.
                    c/o Airlie Group, L.P.
                    115 East Putnam Avenue
                    Greenwich, Connecticut  06830

                    Attn: Dort A. Cameron III
                          (203) 661-6200
                          (203) 661-0479 (Fax)
          with a copy (which shall not constitute notice) to:

                    Reid & Priest LLP
                    40 West 57th Street
                    New York, New York 10019

                    Attn: Richard S. Green, Esq.
                          (212) 603-2000
                          (212) 603-2001 (Fax)

          7.07 AMENDMENTS, SUPPLEMENTS, ETC. This Agreement may be amended or modified only by a written instrument executed by all parties hereto which states specifically that it is intended to amend or modify this Agreement.

          7.08 SEVERABILITY. In the event that any provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall 2not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein and, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible but still be legal, valid and enforceable.

          7.09 SALES TAXES AND TRANSFER TAXES. Seller will be liable for and will pay all Taxes, if any, other than sales taxes, which will be paid by Purchaser, resulting from the transactions contemplated by this Agreement.

          7.10  DISCLOSURE SCHEDULES.  Notwithstanding any provision of
Section 3.01 to the contrary, Seller shall not be deemed to have breached any representation or warranty contained herein based upon the omission of any item required to be set forth on a particular Schedule ("Subject Schedule") to this Agreement if such item has been disclosed on any other Schedule hereto and sufficient information has been provided in connection with such disclosure (taking into account the context in which the disclosure was made) to reasonably inform the recipient that such disclosure may also apply to the Subject Schedule.

          7.11    ARBITRATION.

          (a) All disputes between the parties hereto concerning the performance, breach, construction or interpretation of this Agreement or any portion thereof, or in any manner arising out of this Agreement or the performance thereof, shall be submitted to binding arbitration, in accordance with the rules of the American Arbitration Association, which arbitration shall be carried out in the manner hereinafter set forth.

          (b) Within twenty (20) days after written notice by one party to the other of its demand for arbitration, which demand shall set forth the name and address of its arbiter, the other party shall select its arbitrator and so notify the demanding party. Within twenty (20) days thereafter, the two arbitrators so selected shall select the third arbitrator. The dispute shall be heard by the arbitrators within sixty (60) days after selection of the third arbitrator. The decision of the arbitrators shall be rendered within thirty (30) days after the hearing. The decision of any two (2) arbitrators shall be binding upon the parties. In default of either side naming its arbitrator as aforesaid or in default of the selection of the said third arbitrator as aforesaid, the American Arbitration Association shall designate such arbitrator upon the application of either party. The arbitration proceeding shall take place in New York, New York.

          (c) A party who files a notice of demand for arbitration must assert in the demand all claims then known to that party on which arbitration is permitted to be demanded. When a party fails to include a claim through excusable neglect, or when a claim has matured or been acquired subsequently, the arbitrators may permit amendment.

          (d) The award rendered by the arbitrators shall be final, binding and conclusive, and judgment may be entered upon it in accordance with applicable law in the appropriate court in the State of New York, with no right of appeal therefrom.

          (e) Each party shall pay its own expenses of arbitration, and the expenses of the arbitrators and the arbitration proceeding shall be equally shared; provided, however, that, if, in the opinion of a majority of the arbiters, any claim or defense was unreasonable, the arbiters may assess, as part of their award, all or any part of the arbitration expenses of the other party (including reasonable attorneys' fees) and of the arbiters and the arbitration proceeding against the party raising such unreasonable claim or defense.

          7.12 GOVERNING LAW. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the substantive laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

          7.13 EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                              TRAINING HOLDINGS L.L.C.


                              By:
                                  --------------------------------
                                   Philip F. Strassler
                                   Authorized Representative

                              PC ETCETERA, INC.

                              By:
                                  --------------------------------
                                   Terry I. Steinberg
                                   President